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                                                                       EXHIBIT J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Disclosure of Portfolio Holdings Policies and Procedures" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated October 19, 2005 on the financial statements and financial highlights of VALIC Company II (comprised of Aggressive Growth Lifestyle Fund, Capital Appreciation Fund, Conservative Growth Lifestyle Fund, Core Bond Fund, High Yield Bond Fund, International Small Cap Equity Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Moderate Growth Lifestyle Fund, Money Market II Fund, Small Cap Growth Fund, Small Cap Value Fund, Socially Responsible Fund, and Strategic Bond Fund) as of and for the year ended August 31, 2005 in the Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A No. 333-53589).

                                                     ERNST & YOUNG LLP

Houston, Texas
December 7, 2005